Exhibit 99.1

PRESS RELEASE www.corescientific.com

Core Scientific Announces Agreement to Host 75MW of ASIC Servers

•	Signed agreement to host 75MW of additional ASIC servers

•	Prepayments will provide capital to fund required infrastructure

AUSTIN, Texas, July 26, 2022 – Core Scientific, Inc. (NASDAQ: CORZ) (“Core Scientific” or “the Company”), a leader in high-performance blockchain data centers and software solutions, today announced that it has entered into a colocation agreement to increase its hosting business by 75MW.

The recently signed colocation agreement will generate approximately $50 million in annual revenue when the ASIC servers are fully deployed. In addition, the agreement provides for prepayments sufficient to fund the additional infrastructure required to host the 75MW. Server deployments will begin in the third quarter of this year, with full deployment to be completed during 2022. With the addition of these units, the Company expects to be operating approximately 325,000 ASIC servers (combined self-mining and colocation) in its data centers before year end.

In a statement, Core Scientific’s CEO Mike Levitt said “This new agreement demonstrates continued customer confidence in Core Scientific’s ability to deliver best-in-class blockchain data center solutions. We remain focused on executing our 2022 plans to expand our capacity, support the Bitcoin Network’s continued growth and create value for all our stakeholders, despite current market challenges. We look forward to providing further details about our progress on August 11th, 2022 during our second quarter earnings conference call.”

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ABOUT CORE SCIENTIFIC

Core Scientific is one of the largest publicly traded blockchain data center providers and miners of digital assets in North America. Core Scientific has operated blockchain data centers in North America since 2017, using its facilities and intellectual property portfolio for colocated digital asset mining and self-mining. Core Scientific operates data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas, and expects to commence operations in Oklahoma in the second half of 2022. Core Scientific’s proprietary Minder® fleet management software combines the Company’s colocation expertise with data analytics to deliver maximum uptime, alerting, monitoring and management of all miners in the Company’s network. To learn more, visit http://www.corescientific.com.

FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES

This press release includes “forward-looking statements’’ within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, those related to the Company’s ability to scale and grow its business, source clean and renewable energy, the advantages and expected growth of the Company, future estimates of revenue, net income, adjusted EBITDA, total debt, free cash flow and future financing activity, future estimates of computing capacity and operating capacity, future demand for colocation capacity, future estimate of hashrate (including mix of self-mining and colocation) and operating gigawatts, future projects in construction or negotiation and future expectations of operation location, orders for miners and critical infrastructure, future estimates of self-mining capacity, the public float of the Company’s shares, future infrastructure additions and their operational capacity, and operating capacity and site features of the Company’s operations center in Denton, Texas. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must

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not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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CONTACTS

Investors:

Steven Gitlin

ir@corescientific.com

Media:

press@corescientific.com

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